Exhibit 99.1

Cerner Reports Fourth Quarter and Full Year 2021 Results
Strong Fourth Quarter Earnings Growth
2021 GAAP Cash Flow from Operating Activities up 23% to an All-Time High of $1.8 Billion
Record 2021 Free Cash Flow (Non-GAAP) of $1.2 Billion, up 37%

KANSAS CITY, Mo. - February 22, 2022 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2021 fourth quarter and full year that ended Dec. 31, 2021.

"While revenue in the fourth quarter was slightly below expectations primarily due to a COVID-related project delay and lower technology resale, we had a solid fourth quarter driven by a sharper focus on our core business and better operational execution," said David Feinberg, M.D., president and CEO. "Cerner has been a trusted partner to healthcare organizations for over four decades, and our clients, caregivers and associates are energized by our focus on making the EHR more useful, usable and reliable. I'm also excited by how the pending acquisition by Oracle can accelerate our development work to help make care more proactive, accessible, equitable and dignified."

2021 Fourth Quarter Highlights
•Revenue of $1.452 billion, up 4% compared to $1.395 billion in the fourth quarter of 2020.
•GAAP operating margin of 14.9%, up from 12.7% in the year-ago quarter.
•Adjusted Operating Margin (non-GAAP) of 23.0%, up 150 basis points from 21.5% in year-ago quarter.
•GAAP diluted EPS of $0.59, up 28% compared to $0.46 in year-ago quarter.
•Adjusted Diluted EPS (non-GAAP) of $0.93, up 19% compared to $0.78 in year-ago quarter.
•GAAP cash flow from operating activities of $517 million, up 1% compared to $513 million in year-ago quarter.
•Free Cash Flow (non-GAAP) of $409 million, up 3% compared to $396 million in the year-ago quarter.

"For the full year we delivered solid revenue growth, expanded Adjusted Operating Margin (non-GAAP) by 180 basis points, increased Adjusted Diluted EPS (non-GAAP) by 18% and generated record GAAP cash flow from operating activities of $1.772 billion and Free Cash Flow (Non-GAAP) of $1.174 billion, which were up 23% and 37%, respectively, over 2020," said Mark Erceg, executive vice president and chief financial officer. "In addition, we repurchased $1.5 billion of shares at an average purchase price of $74.96, increased our quarterly dividend by 23% and successfully closed and integrated Kantar Health (now known as Cerner EnvizaSM)—which is pacing well ahead of its acquisition economics."

2021 Full Year Highlights
•Revenue of $5.765 billion, up 5% compared to $5.506 billion for 2020.
•GAAP Operating Margin of 12.3%, down from 16.6% for 2020.
•Adjusted Operating Margin (non-GAAP) of 21.7% up 180 basis points from 19.9% for 2020.
•GAAP diluted EPS of $1.84, down 27% compared with $2.52 for 2020.
•Adjusted Diluted EPS (non-GAAP) of $3.35 up 18% compared to $2.84 for 2020.
•GAAP cash flow from operating activities of $1.772 billion, up 23% compared to $1.437 billion for 2020.
•Free Cash Flow (non-GAAP) of $1.174 billion, up 37% compared to $857 million for 2020.
•Share Repurchases of $1.500 billion at an average purchase price of $74.96.
•Quarterly dividend increased by 23%.

Proposed Merger with Oracle
On Dec. 20, 2021, we entered into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the "Merger Agreement") with Cedar Acquisition Corporation ("Merger Subsidiary"), OC Acquisition LLC and Oracle Corporation ("Oracle"). Pursuant to the Merger Agreement, on Jan. 19, 2022, Oracle commenced a cash tender offer (the "Offer") to acquire all of the issued and outstanding shares of our common stock, par value $0.01 per share (the "Shares") for a purchase price of $95.00 per share, net to the holders thereof in cash, without interest and subject to any required tax withholding. Following the completion of the Offer, Merger Subsidiary will merge with and into Cerner (the "Merger"), with Cerner continuing as the surviving corporation and as a wholly owned indirect subsidiary of Oracle, at which time the Shares would cease to be publicly held. We expect the Merger to close in calendar year 2022, subject to receiving certain regulatory approvals and satisfying other closing conditions, including Cerner stockholders tendering a majority of Cerner's outstanding Shares in the Offer. Additional information about the Offer and Merger and the Merger Agreement is set forth in our filings with the Securities and Exchange Commission ("SEC").

Information on Non-GAAP Measures and Non-GAAP Guidance
Adjusted Operating Margin, Adjusted Diluted EPS and Free Cash Flow are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP operating margin, GAAP diluted earnings per share, or GAAP cash flows from operating activities, respectively, as measures of Cerner's performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Please see the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results," where our non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures.

Conference Call and Prepared Remarks
Given the proposed acquisition of Cerner by Oracle, Cerner will not be hosting an earnings conference call, issuing prepared remarks, providing financial guidance or repurchasing shares.

Additional Information about the Acquisition and Where to Find It
In connection with the proposed acquisition, Oracle has commenced a tender offer for the Shares. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Shares, nor is it a substitute for the tender offer materials that Oracle and its acquisition subsidiary have filed with the SEC upon commencement of the tender offer. Oracle and its acquisition subsidiary have filed tender offer materials on Schedule TO, and Cerner has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement contain important information. Holders of the Shares are urged to read these documents carefully (as each may be amended or supplemented from time to time) because they contain important information that holders of Shares should consider before making any decision regarding tendering their Shares. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, are available to all holders of the Shares at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement are available for free at the SEC's website at www.sec.gov.

About Cerner
Cerner's health technologies connect people and information systems at thousands of contracted provider facilities worldwide dedicated to creating smarter and better care for individuals and communities. Recognized globally for innovation, Cerner assists clinicians in making care decisions and assists organizations in managing the health of their populations. The company also offers a connected clinical and financial ecosystem to help manage day-to-day revenue functions, as well as a wide range of services to support clinical, financial and operational needs, focused on people. For more information, visit Cerner.com, Cerner Perspectives, connect on Facebook, Instagram, LinkedIn, Twitter or join the discussion on Cerner's podcast Perspectives on Health & Tech. Nasdaq: CERN. Healthcare is too important to stay the same.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Stephanie Greenwood, (816) 201-2137, Stephanie.Greenwood@cerner.com
Cerner's Website: www.cerner.com

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words "expect", "will", "would", "can", "expectations", or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. For example, our forward-looking statements include statements regarding the proposed acquisition of Cerner by Oracle and its affiliates and general business outlook. Factors that could cause or contribute to such differences include, but are not limited to, the possibilities that the proposed acquisition will not close or that the closing may be delayed; the ability of Cerner to attract or retain customers and key personnel and to maintain relationships with key suppliers; litigation or claims relating to the proposed acquisition or Cerner's assets and business; general economic conditions in regions in which either Cerner or Oracle does business; the impact of the COVID-19 pandemic on how Cerner and its customers are operating their businesses and the duration and extent to which the pandemic will impact Cerner's future results of operations; the possibility that Cerner may be adversely affected by other economic, business, and/or competitive factors, including our ability to anticipate or respond quickly to market changes, changing technologies and evolving pricing and deployment methods and to bring competitive new solutions, devices, features and services to market in a timely fashion; and potential disruptions to our business caused by the proposed acquisition of us by Oracle. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the SEC. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and twelve months ended December 31, 2021 and December 31, 2020
(unaudited)

(In thousands, except per share data)	Three Months Ended		Years Ended
	2021	2020	2021	2020

Revenues	$1,452,315	$1,395,025	$5,764,824	$5,505,788
Costs of revenue	257,925	234,673	1,001,017	932,941

Margin	1,194,390	1,160,352	4,763,807	4,572,847

Operating expenses
Sales and client service	631,942	675,477	2,636,205	2,582,615
Software development	199,405	197,906	835,995	749,007
General and administrative	130,600	100,586	520,667	491,586
Amortization of acquisition-related intangibles	16,708	12,564	62,664	55,595
Total operating expenses	978,655	986,533	4,055,531	3,878,803

Gain on sale of businesses	—	3,654	—	220,523

Operating earnings	215,735	177,473	708,276	914,567

Other income (loss), net	(3,274)	(1,341)	(8,816)	76,906

Earnings before income taxes	212,461	176,132	699,460	991,473
Income taxes	(37,619)	(34,627)	(143,864)	(211,385)

Net earnings	$174,842	$141,505	$555,596	$780,088

Basic earnings per share	$0.60	$0.46	$1.86	$2.54

Basic weighted average shares outstanding	293,383	306,401	298,725	306,669

Diluted earnings per share	$0.59	$0.46	$1.84	$2.52

Diluted weighted average shares outstanding	295,342	309,254	301,273	309,136

Note 1: Our revenues by business model for the three and twelve months ended December 31, 2021 and December 31, 2020 were as follows:

(In thousands)	Three Months Ended		Years Ended
	2021	2020	2021	2020

Licensed software	$189,700	$174,331	$725,656	$656,219
Technology resale	44,556	55,874	184,672	196,591
Subscriptions	92,838	98,364	382,858	378,208
Professional services	533,243	478,122	2,116,491	1,930,445
Managed services	327,168	317,071	1,288,453	1,245,427
Support and maintenance	252,883	263,084	1,032,907	1,070,779
Reimbursed travel	11,927	8,179	33,787	28,119

Total revenues	$1,452,315	$1,395,025	$5,764,824	$5,505,788

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
For the three and twelve months ended December 31, 2021 and December 31, 2020
(unaudited)

ADJUSTED OPERATING EXPENSES

(In thousands)	Three Months Ended		Years Ended
	2021	2020	2021	2020

Operating expenses (GAAP)	$978,655	$986,533	$4,055,531	$3,878,803

Share-based compensation expense	(39,649)	(42,336)	(197,241)	(154,060)
Acquisition-related amortization	(16,708)	(12,564)	(62,664)	(55,595)
Organizational restructuring and other expense	(62,009)	(49,134)	(281,547)	(167,665)
COVID-19 related expense	286	(1,522)	(2,817)	(5,734)
Allowance on non-current asset	—	(20,703)	—	(20,703)

Adjusted Operating Expenses (non-GAAP)	$860,575	$860,274	$3,511,262	$3,475,046

ADJUSTED OPERATING EARNINGS AND ADJUSTED OPERATING MARGIN

(In thousands)	Three Months Ended		Years Ended
	2021	2020	2021	2020

Operating earnings (GAAP)	$215,735	$177,473	$708,276	$914,567

Share-based compensation expense	39,649	42,336	197,241	154,060
Acquisition-related amortization	16,708	12,564	62,664	55,595
Organizational restructuring and other expense	62,009	49,134	281,547	167,665
COVID-19 related expense	(286)	1,522	2,817	5,734
Gain on sale of businesses	—	(3,654)	—	(220,523)
Allowance on non-current asset	—	20,703	—	20,703

Adjusted Operating Earnings (non-GAAP)	$333,815	$300,078	$1,252,545	$1,097,801

Operating Margin (GAAP)	14.85%	12.72%	12.29%	16.61%

Adjusted Operating Margin (non-GAAP)	22.99%	21.51%	21.73%	19.94%

ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE

(In thousands, except per share data)	Three Months Ended		Years Ended
	2021	2020	2021	2020

Net earnings (GAAP)	$174,842	$141,505	$555,596	$780,088

Pre-tax adjustments for Adjusted Net Earnings:
Share-based compensation expense	39,649	42,336	197,241	154,060
Acquisition-related amortization	16,708	12,564	62,664	55,595
Organizational restructuring and other expense	62,009	49,134	281,547	167,665
COVID-19 related expense	(286)	1,522	2,817	5,734
Investment gains	—	—	—	(75,834)
Gain on sale of businesses	—	(3,654)	—	(220,523)
Allowance on non-current asset	—	20,703	—	20,703

After-tax adjustments for Adjusted Net Earnings:
Income tax effect of pre-tax adjustments	(20,910)	(24,104)	(104,409)	(10,602)
Share-based compensation permanent tax items	3,239	1,220	7,351	(1,304)
Valuation allowance on deferred tax assets	—	—	6,153	3,318

Adjusted Net Earnings (non-GAAP)	$275,251	$241,226	$1,008,960	$878,900

Diluted weighted average shares outstanding	295,342	309,254	301,273	309,136

Diluted earnings per share (GAAP)	$0.59	$0.46	$1.84	$2.52

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.93	$0.78	$3.35	$2.84

FREE CASH FLOW

(In thousands)	Three Months Ended		Years Ended
	2021	2020	2021	2020

Cash flows from operating activities (GAAP)	$517,294	$512,660	$1,771,684	$1,436,705
Capital purchases	(42,881)	(45,928)	(289,694)	(283,981)
Capitalized software development costs	(65,349)	(70,567)	(308,026)	(295,277)
Free Cash Flow (non-GAAP)	$409,064	$396,165	$1,173,964	$857,447

Cash flows from investing activities (GAAP)	$(24,274)	$(204,412)	$(729,834)	$(801,237)

Cash flows from financing activities (GAAP)	$(361,768)	$(115,970)	$(1,054,845)	$(461,497)

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, which we believe enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance. These non-GAAP financial measures are not meant to be considered in isolation, as a substitute for, or superior to GAAP results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We provide the measures of Adjusted Operating Expenses, Adjusted Operating Earnings, Adjusted Operating Margin, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as such measures are used by management, along with GAAP results, to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes. We provide the measure of Free Cash Flow as such measure takes into account certain capital expenditures necessary to operate our business. Free Cash Flow is used by management, along with GAAP results, to analyze our earnings quality and overall cash generation of the business, and for management compensation purposes.

We calculate each of our non-GAAP financial measures as follows:

Adjusted Operating Expenses - Consists of GAAP operating expenses adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) COVID-19 related expense, and (v) an allowance on non-current asset.

Adjusted Operating Earnings - Consists of GAAP operating earnings adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) COVID-19 related expense, (v) gain on sales of businesses, and (vi) an allowance on non-current asset.

Adjusted Operating Margin - Consists of Adjusted Operating Earnings, as defined above, divided by revenues, in the applicable period; the result presented as a percentage.

Adjusted Net Earnings - Consists of GAAP net earnings adjusted for: (i) share-based compensation expense, (ii) acquisition-related amortization, (iii) organizational restructuring and other expense, (iv) COVID-19 related expense, (v) investment gains, (vi) gain on sale of businesses, (vii) an allowance on non-current asset, (viii) the income tax effect of the aforementioned items, (ix) share-based compensation permanent tax items, and (x) valuation allowance on deferred tax assets.

Adjusted Diluted Earnings Per Share - Consists of Adjusted Net Earnings, as defined above, divided by diluted weighted average shares outstanding, in the applicable period.

Free Cash Flow - Consists of GAAP cash flows from operating activities, less capital purchases and capitalized software development costs.

Adjustments included in the calculations above are described below:

Share-based compensation expense - Non-cash expense arising from our equity compensation and stock purchase plans available to our associates and directors. We exclude share-based compensation expense as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Share-based compensation expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Years Ended
	2021	2020	2021	2020

Sales and client service	$19,313	$24,958	$89,575	$80,495
Software development	5,079	6,303	23,197	21,545
General and administrative	15,257	11,075	84,469	52,020
Total share-based compensation expense	$39,649	$42,336	$197,241	$154,060

Acquisition-related amortization - Non-cash expense consisting of the amortization of customer relationships, acquired technology, and trade name intangible assets recorded in connection with our acquisitions of the Health Services business in February 2015, AbleVets in October 2019, and all subsequent acquisitions. We exclude acquisition-related amortization as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Amortization of acquisition-related intangibles."

Organizational restructuring and other expense - Consists of certain charges incurred in connection with our operational improvement initiatives. Expenses in connection with these efforts may include, but are not limited to, consultant and other professional services fees, employee separation costs, contract termination costs, asset impairment charges, and other such related expenses. Also included herein, are $6.381 million of expenses incurred in the fourth quarter of 2021 in connection with that certain merger agreement dated December 20, 2021 with Oracle Corporation and related affiliates. We exclude organizational restructuring and other expense as we believe the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. Organizational restructuring and other expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Years Ended
	2021	2020	2021	2020

Sales and client service	$10,000	$29,254	$85,191	$30,187
Software development	4,140	—	51,449	—
General and administrative	47,869	19,880	144,907	137,478
Total organizational restructuring and other expense	$62,009	$49,134	$281,547	$167,665

Sales and client service includes $10.000 million and $78.159 million of pre-tax charges for the three and twelve months ended December 31, 2021, respectively, to reduce the carrying amount of certain held for sale real estate assets to fair value, less estimated costs to sell. Software development includes $4.140 million and $51.234 million of pre-tax charges for the three and twelve months ended December 31, 2021, respectively, to reduce the carrying amount of certain capitalized software development costs to estimated net realizable value.

COVID-19 related expense - Consists of certain charges incurred that we can clearly and objectively attribute to the impact of the ongoing Coronavirus disease pandemic ("COVID-19"). These charges include expenses incurred related to trade shows for which we withdrew our participation and expenses associated with incremental cleaning and sanitation efforts for facility space that may have been exposed to the virus. We exclude COVID-19 related expense as we believe the amount of such expense in any specific period may not directly correlate to the underlying performance of our business operations. COVID-19 related expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended		Years Ended
	2021	2020	2021	2020

Sales and client service	$277	$777	$1,597	$3,696
Software development	20	188	288	258
General and administrative	(583)	557	932	1,780
Total COVID-19 related expense	$(286)	$1,522	$2,817	$5,734

Investment gains - Consists primarily of gains recognized upon the disposition of equity investments, which were accounted for in accordance with Accounting Standards Codification Topic 321, Investments-Equity Securities. We have excluded these gains as we believe the amount of such gains do not directly correlate to the underlying performance of our business operations in the periods they were recorded. Such gains are included in our Condensed Consolidated Statements of Operations in the caption "Other income (loss), net."

Gain on sale of businesses - Consists of gains recognized upon the disposition of certain of our business operations, primarily conducted in Germany and Spain, in July 2020 and certain of our commercial revenue cycle outsourcing business operations in August 2020. We have excluded these gains as we believe the amount of such gains do not directly correlate to the underlying performance of our business operations in the periods they were recorded. Such gains are included in our Condensed Consolidated Statements of Operations in the caption "Gain on sale of businesses."

Allowance on non-current asset - Consists of a pre-tax charge to provide an allowance against certain disputed client receivables with a specific former client. Such disputed receivables are included in our Condensed Consolidated Balance Sheets in the caption "Other assets," as the process for resolution has been on-going in excess of 5 years. We have excluded this charge as we believe the amount of such charge does not directly correlate to the underlying performance of our business operations in the period it was recorded. Such charge is included in our Condensed Consolidated Statements of Operations in the caption "Sales and client service" expense.

Income tax effect of pre-tax adjustments - The GAAP effective income tax rate for the applicable quarterly period, adjusted for the impact of valuation allowances on deferred tax assets of $6.153 million and $3.318 million recorded in the second quarter of 2021 and first quarter of 2020, respectively, as describe below; and the impact of $53.351 million of taxes recognized in the third quarter of 2020 on the gain on sale of businesses described above, is applied to pre-tax adjustments for Adjusted Net Earnings.

Share-based compensation permanent tax items - Consists of permanent items impacting the Company's income tax provision related to our share-based compensation arrangements, including net excess tax benefits recognized upon the exercise of stock options and the vesting of restricted share and share unit awards. We exclude such items as we believe the amount of such items in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income taxes."

Valuation allowance on deferred tax assets - Consists of a valuation allowance recorded against certain deferred tax assets where certain strategic decisions associated with our operational improvement initiatives have made it more likely than not that such deferred tax assets will not be realized. We have excluded this charge as we believe the amount of such expense does not directly correlate to the underlying performance of our business operations in the period recorded. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income taxes."

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2021 and December 31, 2020
(unaudited)

(In thousands)	2021	2020

Assets
Current assets:
Cash and cash equivalents	$589,847	$615,615
Short-term investments	252,622	442,473
Receivables, net	1,161,361	1,168,712
Inventory	28,159	23,027
Prepaid expenses and other	417,465	401,160

Total current assets	2,449,454	2,650,987

Property and equipment, net	1,656,171	1,804,083
Right-of-use assets	82,940	104,536
Software development costs, net	1,000,357	1,009,349
Goodwill	1,131,121	914,520
Intangible assets, net	458,482	329,249
Long-term investments	461,984	510,220
Other assets	193,649	198,152

Total assets	$7,434,158	$7,521,096

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$329,582	$235,755
Current installments of long-term debt	225,000	—
Deferred revenue	531,234	393,293
Accrued payroll and tax withholdings	317,092	309,814
Other current liabilities	223,350	229,764

Total current liabilities	1,626,258	1,168,626

Long-term debt	1,611,256	1,336,069
Deferred income taxes	395,177	376,035
Other liabilities	121,005	157,799

Total liabilities	3,753,696	3,038,529

Shareholders' Equity:
Common stock	3,802	3,732
Additional paid-in capital	2,717,244	2,288,806
Retained earnings	6,751,692	6,475,551
Treasury stock	(5,664,718)	(4,164,718)
Accumulated other comprehensive loss, net	(127,558)	(120,804)

Total shareholders' equity	3,680,462	4,482,567

Total liabilities and shareholders' equity	$7,434,158	$7,521,096

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three and twelve months ended December 31, 2021 and December 31, 2020
(unaudited)

	Three Months Ended		Years Ended
(In thousands)	2021	2020	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$174,842	$141,505	$555,596	$780,088
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	183,038	178,436	718,854	697,423
Share-based compensation expense	38,489	42,949	195,654	153,449
Provision for deferred income taxes	3,769	(20,052)	7,351	1,502
Gain on sale of businesses	—	(3,654)	—	(220,523)
Investment gains	—	—	—	(75,834)
Asset impairments	16,112	—	133,851	—
Changes in assets and liabilities (net of businesses acquired):
Receivables, net	59,948	82,381	26,000	3,686
Inventory	(2,771)	(7,246)	(5,131)	960
Prepaid expenses and other	(2,469)	(14,778)	(4,560)	(51,442)
Accounts payable	15,018	(1,855)	42,485	(62,663)
Accrued income taxes	(17,531)	(13,010)	(4,431)	19,995
Deferred revenue	93,173	66,571	104,226	34,500
Other accrued liabilities	(44,324)	61,413	1,789	155,564

Net cash provided by operating activities	517,294	512,660	1,771,684	1,436,705

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital purchases	(42,881)	(45,928)	(289,694)	(283,981)
Capitalized software development costs	(65,349)	(70,567)	(308,026)	(295,277)
Purchases of investments	(7,940)	(185,170)	(615,330)	(696,548)
Sales and maturities of investments	105,585	119,852	858,932	333,161
Purchase of other intangibles	(6,364)	(8,545)	(29,561)	(38,243)
Acquisition of businesses, net of cash acquired	(7,325)	(14,054)	(355,504)	(49,820)
Sale of businesses	—	—	—	229,471
Disposition of assets held for sale	—	—	9,349	—

Net cash used in investing activities	(24,274)	(204,412)	(729,834)	(801,237)

CASH FLOWS FROM FINANCING ACTIVITIES:
Long-term debt issuance	—	—	500,000	300,000
Repayment of long-term debt	—	—	—	(2,500)
Proceeds from exercise of stock options	89,501	50,925	304,078	253,605
Payments to taxing authorities in connection with shares directly withheld from associates	(9,678)	(1,049)	(71,837)	(23,672)
Treasury stock purchases	(375,000)	(106,950)	(1,500,000)	(756,950)
Dividends paid	(65,424)	(55,184)	(267,478)	(221,461)
Other	(1,167)	(3,712)	(19,608)	(10,519)

Net cash used in financing activities	(361,768)	(115,970)	(1,054,845)	(461,497)

Effect of exchange rate changes on cash and cash equivalents	(945)	4,183	(12,773)	(199)

Net increase (decrease) in cash and cash equivalents	130,307	196,461	(25,768)	173,772
Cash and cash equivalents at beginning of period	459,540	419,154	615,615	441,843

Cash and cash equivalents at end of period	$589,847	$615,615	$589,847	$615,615